EXHIBIT 23

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
____________





Independent Auditors' Consent


We consent to the incorporation by reference of our report dated January 18, 1996, appearing in the Annual Report on Form 10-K of Republic Bancorp Inc. for the year ended December 31, 1995 and into the following registration statements:

    No. 33-55336 on Form S-8

    No. 33-55304 on Form S-8

    No. 33-62508 on Form S-8

    No. 33-61842 on Form S-3


/s/ DELOITTE & TOUCHE LLP

March 26, 1996